Exhibit 3


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           BERGEN BRUNSWIG CORPORATION

                               Dated: May 7, 1999

         Pursuant to N.J.S.A. 14A:9-4(3), the undersigned corporation (the "Corporation") does hereby certify as follows:

         1. The name of the Corporation is Bergen Brunswig Corporation.

         2. Article VI of the Restated Certificate of Incorporation of Bergen Brunswig Corporation is hereby amended by deleting the first sentence thereof, and replacing such first sentence with the following sentence:

            "The total authorized capital stock of the Corporation shall be 303,000,000 shares consisting of:

                1. 3,000,000  shares of Preferred  Stock without  nominal or par value; and

                2. 300,000,000 shares of Class A Common Stock, par value $1.50 per share."


         3. The foregoing amendment was adopted by the shareholders of the Corporation on April 22, 1999.

         4. The number of shares entitled to vote on the foregoing amendment is 109,327,384.

         5. The number of shares voted for and against the foregoing amendment is as follows:

                    For            92,577,457
                       ----------------------------

                    Against         5,688,939
                           ------------------------

         The Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be executed on its behalf on this 7th day of May, 1999.


                                  BERGEN BRUNSWIG CORPORATION


                                  By:  /s/ Milan A. Sawdei
                                     -------------------------------------------
                                           Milan A. Sawdei,
                                           Executive Vice President


Exhibit 3                            Page 1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           BERGEN BRUNSWIG CORPORATION

                  Pursuant to the  provisions  of Section  14A:9-5(2) of the New
Jersey  Business  Corporation  Act,  the  undersigned   Corporation  adopts  the
following Restated Certificate of Incorporation.

                                    ARTICLE I

                  The name of the Corporation is Bergen Brunswig Corporation.

                                   ARTICLE II

                  The address of the current registered office in this State is 28 West State Street, in the City of Trenton, County of Mercer.

                                   ARTICLE III

                  The name of the current registered agent therein and in the charge thereof upon whom process against this Corporation may be served is Corporation Trust Company.

                                   ARTICLE IV

                  The number of directors constituting the current board of directors is 11. The names and addresses of the current directors are as follows:

Jose E. Blanco, Sr.                        George R. Liddle
J.M. Blanco, Inc.                          595 Oakfield Lane
Lot 21 D Street                            Menlo Park, CA   94025
Amelia Industrial Part
Guaynabo, PR   00968                       Robert E. Martini
                                           Bergen Brunswig Corporation
Dr. Rodney H. Brady                        4000 Metropolitan Drive
Deseret Management                         Orange, CA   92868
    Corporation
Eagle Gate Tower                           James R. Mellor
60 East South Temple                       General Dynamics Corporation
Suite 575                                  3190 Fairview Park Drive
Salt Lake City, UT 84111                   Falls Church, VA   22042

Neil F. Dimick                             George E. Reinhardt, Jr.
Bergen Brunswig Corporation                1709 Dalton Road
4000 Metropolitan Drive                    Palos Verdes Estates
Orange, CA 92868                           Palos Verdes, CA   90274

Charles C. Edwards, M.D.                   Donald R. Roden
Scripps Research Institution               Bergen Brunswig Corporation
10666 N. Torrey Pines Road                 4000 Metropolitan Drive
Mail Drop TPC-16                           Orange, CA   92868-3510
La Jolla, CA   02037
                                           Francis G. Rodgers
Charles J. Lee                             159 Pear Tree Point Road
400 Selby Lane                             Darien, CT   06820
Atherton, CA 94025


Exhibit 3                            Page 2

                                    ARTICLE V

                  The objects for which this Corporation is formed are to engage in any activity for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE VI

                  The total authorized capital stock of the Corporation shall be 203,000,000 shares consisting of

                  1. 3,000,000 shares of Preferred Stock without nominal or par value; and

                  2. 200,000,000 shares of Class A Common Stock, par value $1.50 per share.

Shares of authorized capital stock of each class may be issued for such consideration (not less than the par value thereof in the case of stock with par value) as may be determined from time to time by the Board of Directors.

                  The voting powers and designations, preferences and relative, participating, optional or other special rights, and the qualifications, restrictions, or limitations thereof are as follows:

                  A. Preferred Stock. The Board of Directors is hereby authorized to divide the preferred stock into one or more series, to determine the designation of and the number of shares of any series, to determine the relative rights, preferences and limitations of the shares of any class or of any series. All those determinations may be made by an amendment to this Certificate of Incorporation adopted by the Board of Directors. That amendment may fix the designations, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including the following:

                  1.       The number of shares constituting that series;

                  2. The rate and times at which, and the terms and conditions on which, dividends on preferred stock of that series will be paid;

                  3.  Provisions   making  dividends  payable  with  respect  to
preferred  stock  of  that  series   cumulative,   non-cumulative  or  partially
cumulative;

                  4. Provisions making dividends payable with respect to the preferred stock of that series fully participating, partially participating, or non-participating, and payable on a parity with subordinate or in preference to the dividends payable on any other class or series;

                  5. The right, if any, of the holders of the preferred stock of that series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of that conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

                  6. The redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, preferred stock of that series many be redeemed;

                  7. The rights of the holders of preferred stock of that series upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;


Exhibit 3                            Page 3

                  8. The terms or amount of any sinking fund provided for the purchase or redemption of the preferred stock of that series; and

                  9. Provisions giving the preferred stock of that series special, limited, multiple or no voting rights and specifying those voting rights, if any.

                  B.       Common Stock.

                  1. Dividends. Subject to the preferences and other rights of the preferred stock as may be fixed in the amendment to this Certificate of
Incorporation, dividends (payable in cash stock or otherwise) may be declared and paid out of funds legally available therefor upon any class of common stock from time to time as may be determined by the Board of Directors. Notwithstanding anything in this Certificate of Incorporation to the contrary, however, those dividends may be declared and paid whether or not the net assets of the Corporation remaining after such dividend payment are less than the aggregate amount of the preferences of outstanding shares in the assets of the Corporation upon liquidation.

                  2. Rights Upon Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, after payment to the holders of preferred stock of the full amounts to which they have a liquidation preference, the holders of all classes of common stock shall be entitled to share ratably per share without regard to class in all assets then remaining subject to distribution to the stockholders.

                  C. Voting Rights. At every meeting of the stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one (1) vote per share.

                  1. Election and Removal of Directors. The Board of Directors of the Corporation shall consist of not more than 15 directors nor less than 9 directors, the exact number of directors within such limits to be fixed by the Board of Directors as provided in the By-Laws. All directors shall serve until their successors shall have been duly elected and shall have qualified. Elections of directors need not be by ballot unless the By-Laws shall so provide.

                           (a) Persons holding Class A Common Stock shall be entitled to elect the directors. Those directors shall be divided into three classes, each class to be as nearly equal to the other in number as possible and the number of directors in each class to be specified in the By-Laws. At each annual meeting of the stockholders of the Corporation, the number of directors equal to the number of the class whose term expires at the meeting shall be elected to hold office until the third succeeding annual meeting.

                           (b) Any director  may be removed at any time,  either
                  for or without cause, by, and only by, the holders of record of Class A Common Stock voting at a meeting of such stockholders called for the purpose; any vacancy thus created may be filled at such meeting; and any vacancy caused by the death or resignation of a director elected by holders of Class A Common Stock may be filled only by holders of Class A Common Stock at a meeting called for that purpose, or by a majority of the remaining directors elected by those holders.

                  2. General Matters. Any resolution, motion or corporate action which shall require the vote of the stockholders, other than one relating to the election of directors, may be validly adopted, authorized or approved by the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock voting at that meeting.

                  D. Fractional Shares. The Corporation shall not be required to issue any fractions of shares of Class A Common Stock. If any interest in a


Exhibit 3                            Page 4
fractional share of Class A Common Stock would otherwise be deliverable upon payment of any stock dividend or in connection with any stock split or combination, or upon conversion of any share or shares of preferred stock or other convertible security, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Class A Common Stock of the Corporation. For that purpose, the market value of a share of Class A Common Stock shall be the last recorded sale price regular way of a share of that stock on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading on the record date for that stock dividend or the last trading day before that stock split or combination shall become effective or the last trading day before shares of preferred stock or other convertible security are surrendered for conversion, or if there be no recorded sale price regular way on such day, the last quoted bid price per share of the Class A Common Stock on that exchange at the close of trading on that date. If the Class A Common Stock shall not at such time be traded on a national securities exchange, the market value of the Class A Common Stock shall be the then prevailing market price of that stock on any other securities exchange or in the over-the-counter market, as determined by the Corporation, which determination shall be conclusive.

                  E. Preemptive  Rights.  No holder of stock of any class of the
Corporation shall have any preemptive right, as such stockholder, to purchase or subscribe for, or to receive rights or warrants to purchase or subscribe for, any shares of any class of stock of the Corporation, whether now or hereafter authorized, which the Corporation may issue or sell, or any obligations which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of any class of stock of the Corporation.

                  F. Series A Junior Participating Preferred Stock. Pursuant to the authority set forth in Article VI, Section A, the Board of Directors created a series of Preferred Stock by resolution adopted on February 8, 1994. The designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 400,000.

                  Section 2.        Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of Class A Common Stock, par value $1.50 per share (the "Class A Common Stock") shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after February 18, 1994 (the "Rights Declaration Date") (i) declare any dividend on the Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding


Exhibit 3                            Page 5

Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of A Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph
(A) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on the Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled, immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and any other capital stock of the Corporation having general rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.



Exhibit 3                            Page 6

                  (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                                    (ii) During any default period,  such voting
                  right  of  the  holders  of  Series  A  Junior   Participating
                  Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                                    (iii) Unless the holders of Preferred  Stock
                  shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph
                  (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.


Exhibit 3                            Page 7

                                    (iv) In any default  period,  the holders of
                  Class A Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two
                  (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                                    (v)  Immediately  upon the  expiration  of a
                  default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this
                  Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                  (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for taking any corporate action.

                  Section 4.        Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii)  redeem or  purchase or  otherwise  acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or


Exhibit 3                            Page 8

                           (iv) purchase or otherwise  acquire for consideration
                  any shares of Series A Junior Participating Preferred Stock, or any Shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5.  Reacquired  Shares.  Any shares of Series A Junior
  Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation,  Dissolution  or Winding Up. (A) Upon
  any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Class A Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Class A Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Class A Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Class A Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Class A Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock


Exhibit 3                            Page 9
  payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                   ARTICLE VII

                  Every person who is or was a director, officer, employee, or agent of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the Corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the Corporation, or such other corporation, at the time the expenses or liabilities are incurred.


Exhibit 3                            Page 10

                                  ARTICLE VIII

                  So long as permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareowners for damages for breach of any duty owed by such person to the Corporation or its shareowners; provided, however, that this Article VIII shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareowners, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this
  Article VIII and no amendment, repeal or termination of effectiveness of any law authorizing this Article VIII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.


Exhibit 3                            Page 10

                                   ARTICLE IX

                  So long as permitted by law, no officer of the Corporation shall be personally liable to the Corporation or its shareowners for damages for breach of any duty owed by such person to the Corporation or its shareowners; provided, however, that this Article IX shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareowners, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this
  Article IX and no amendment, repeal or termination of effectiveness of any law authorizing this Article IX shall apply to or have any effect on the liability or alleged liability of any officer for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

                  The foregoing Restated Certificate of Incorporation has been executed on behalf of Bergen Brunswig Corporation this 13th day of November, 1998.

                                        BERGEN BRUNSWIG CORPORATION



                                        By: /s/ Robert E. Martini
                                           -------------------------------------
                                                Robert E. Martini, Chairman

  ATTEST:



  /s/ Milan A. Sawdei
Milan A. Sawdei, Secretary












Exhibit 3                            Page 11